Exhibit 10.1

SEPARATION, TRANSITION, AND RELEASE OF CLAIMS AGREEMENT

This Separation, Transition and Release of Claims Agreement (the “Agreement”) is made by and between Oliver S. Fetzer, Ph.D (the “Employee”) and Cerulean Pharma Inc. (“Cerulean” or the “Company”) (together, the “Parties”).

WHEREAS, the Employee has been employed as the President and Chief Executive Officer of the Company since 2009;

WHEREAS, the Parties entered into an Amended and Restated Executive Employment Agreement effective as of June 24, 2014 (the “Employment Agreement”);

WHEREAS, the Employee is resigning from his employment with the Company and as an officer and director of the Company and any affiliate, in each case effective October 29, 2014 (the “Separation Date”); and

WHEREAS, in the interest of an amicable departure and transition, and in exchange for, among other things, the Employee entering into and complying with this Agreement and providing the post-employment assistance set forth below, the Company is providing the Employee with consideration set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Resignation from Employment and Director and Officer Positions. As of the Separation Date, the Employee hereby resigns from his employment with the Company and from his positions as a member of the Company’s Board of Directors and as an officer of the Company, as well as from any other director or officer positions he holds with any of the Company’s subsidiaries or entities affiliated with the Company. The Employee agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, provided that nothing in any such document is inconsistent with any terms set forth in this Agreement. Should the Employee fail to promptly submit on the Separation Date his resignation as an officer or director or execute any documents requested by the Company or any Company affiliate to effectuate the Employee’s resignation from any and all officer and director positions, the Employee hereby irrevocably appoints the Company to be his attorney-in-fact to execute any documents and do anything in his name to effect such resignation. A written notification signed by a director or duly authorized officer of the Company that any instrument, document or act falls within the authority conferred by this subsection will be conclusive evidence that it does so. The Company will prepare any documents, pay any filing fees, and bear any other expenses related to this section.

2. Post-Employment Consulting and Assistance. In order to assist the Company in making a smooth transition to new leadership, the Employee agrees that, for one hundred and eighty (180) days following the Separation Date (the “Consulting Period”), he shall make himself reasonably available by telephone or e-mail from time to time, upon reasonable notice and on an as-needed basis, to consult with the Company and to provide any reasonable information and/or guidance that the Company may request concerning his former duties and responsibilities and/or his knowledge of the Company’s business and operations (the

“Post-Employment Assistance”). The Employee acknowledges and agrees that the consideration set forth in this Agreement is being provided, in part, as consideration for this Post-Employment Assistance, and that he will not be entitled to receive any additional compensation or benefits for such assistance.

3. Stock Options. The Employee and Company hereby agree that, notwithstanding any term of any outstanding stock option held by the Employee or in any other agreement between the Company and the Employee, any and all such stock options shall cease vesting as of the Separation Date and will remain exercisable during the Consulting Period, but not for any period following the Consulting Period (and in no event later than the Final Exercise Date (as defined in the Employee’s applicable option agreement(s))).

4. Releases of Claims.

(a) By the Employee - In exchange for the consideration set forth in this Agreement, which the Employee acknowledges he would not otherwise be entitled to receive, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, whether known or unknown, that the Employee ever had or now has against any or all of the Released Parties, including, but not limited to, any and all claims arising out of or relating to the Employee’s employment with and/or service as an officer and/or director of the Company or any affiliate, or to the Employee’s separation from employment with and/or service as an officer and/or director of the Company or any affiliate, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act., Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as

amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, any claims arising out of or relating to the Employment Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; all claims to any non-vested ownership interest in the Company, contractual or otherwise; and any claim or damage arising out of the Employee’s employment with and/or separation from the Company or any affiliate (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Employee from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that the Employee acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding and further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such claim, charge or proceeding), or releases, remises or discharges any rights of the Employee to (i) vested ownership interests in the Company, (ii) vested benefit entitlements, or (iii) indemnification or liability insurance coverage, as provided for by the Indemnification Agreement between the Employee and the Company, the by-laws or policies of the Company or its affiliates, or applicable law.

(b) By the Company - The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee from any and all claims, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, whether known or unknown, that the Company ever had or now has against the Employee, including, but not limited to, any and all claims arising out of or relating to the Employee’s employment with and/or service as an officer and/or director of the Company or any affiliate, or Employee’s separation from employment with and/or service as an officer and/or director of the Company or any affiliate; provided, however, that notwithstanding the foregoing, the Company does not release the Employee from his continuing obligations as set forth in paragraph 5 below, from any claims for fraud or embezzlement, from any civil claims based on any acts and/or omissions that satisfy the elements of a criminal offense, or from any claims arising out of any deliberate misconduct by the Employee that resulted in injury to the Company (provided that the Company hereby represents that it knows of no such claims), nor does the Company release the Employee with respect to any clawback of the Employee’s compensation to the extent required by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other applicable law.

5. Continuing Obligations. The Employee acknowledges his obligation to keep confidential and not to use or disclose any and all non-public information concerning the Company that he acquired during the course of his employment with and/or service as an officer or director of the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects, and financial condition. The Employee further acknowledges and reaffirms his obligations under the Invention and Non-Disclosure Agreement he previously executed for the benefit of the Company, which remain in full force and effect.

6. Return of Company Property. The Employee hereby confirms that he has returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, USB storage devices, cellular phones, tablets, etc.), Company identification, Company vehicles and any other Company-owned property in his possession or control and that he has left intact all electronic Company documents, including but not limited to, those that he developed or helped to develop during his employment and/or his role as an officer or director of the Company. The Employee further confirms that he has canceled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone, wireless data or internet accounts, and/or and computer accounts.

7. Nondisparagement. The Employee understands and agrees that, to the extent permitted by law, he shall not make any false, disparaging, derogatory or defamatory statements to any person or entity, including, without limitation, any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company or any affiliate, regarding the Company or any affiliate or any of its or their respective directors, officers, employees, agents or representatives or about the Company’s or any affiliate’s business affairs or financial condition; provided, however, that nothing herein shall be construed as preventing the Employee from making truthful disclosures to any governmental entity or in any litigation or arbitration. The Company agrees that it will instruct its current officers and directors to refrain from making any false, disparaging or derogatory statements to any person or entity, including, without limitation, any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company or any Company affiliate about the Employee; provided, however, that nothing herein shall be construed as requiring the Company to instruct any person not to make truthful disclosures to any governmental entity or in any litigation or arbitration.

8. Cooperation. To the extent permitted by law, the Employee agrees to reasonably cooperate with the Company in the investigation, defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company or any affiliate that involve matters relating to the Employee’s role as a director, officer, or employee of the Company or any affiliate. The Employee’s cooperation in connection with such claims or actions shall include, but not be limited to, being reasonably available to meet with the Company’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by the Company. The Employee further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena or in the event that he is asked to provide a third party with information concerning any actual or potential complaint or claim against the Company or any affiliate. The Employee shall be entitled to receive reimbursement of all reasonable out of pocket expenses incurred by the Employee in cooperating hereunder, including expenses related to travel and other expenses while away from home, plus a reasonable hourly fee, provided, however, that the Company will not pay the Employee a fee for time spent providing testimony in any arbitration, trial, administrative hearing or other proceeding. The Company shall reimburse such expenses subject to its expense reimbursement policy.

9. Time for Consideration; Effective Date. To accept this Agreement, the Employee must sign and return this Agreement so that it is received by the Company’s General Counsel on, but not before, October 29, 2014.

10. Business Expenses and Final Compensation. The Employee acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. The Employee further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by and/or service as an officer or director of the Company and/or any affiliate, including, without limitation, payment for all wages, bonuses, equity, commissions and accrued, unused vacation time, and that no other compensation or consideration is owed to him except as explicitly set forth herein.

11. Nature of Agreement. The Parties understand and agree that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of either Party.

12. Amendment. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

13. Waiver of Rights. No delay or omission by either Party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

14. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

15. Acknowledgements. The Employee acknowledges that he has been given a reasonable period of time to consider this Agreement and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement.

16. Voluntary Assent. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

17. Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws provisions. The Parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the

Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

18. Tax Acknowledgement. The Employee acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the consideration set forth herein.

19. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the Employee’s separation and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Agreement on the date(s) indicated below.

CERULEAN PHARMA INC.

/s/ Robert Tepper	October 29, 2014
Robert Tepper	Date
Chair of the Compensation Committee

I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH ABOVE.

/s/ Oliver S. Fetzer	October 29, 2014
Oliver S. Fetzer, Ph.D	Date